Exhibit 99.1

Instructure Reports First Quarter 2024 Financial Results

Total Revenue Grows 20.7% Year-over-Year to $155.5 Million

GAAP Net Loss Margin Decreases 440 Basis Points Year-over-Year to (13.6)%

Adjusted EBITDA Margin Expands 430 Basis Points Year-over-Year to 41.8%

Salt Lake City, UT (May 8, 2024)—Instructure Holdings, Inc. (Instructure) (NYSE: INST) today announced financial results for the first quarter ended March 31, 2024.

“Our first quarter results exceeded all guided metrics and demonstrate the durability, operational scale, and breadth of the Instructure platform,” said Steve Daly, Instructure CEO. “I couldn’t be more pleased with how our team is working to deliver a best-in-class experience to educators, students, and partners as we build momentum bringing Parchment into the Instructure ecosystem.”

First Quarter 2024 Financial Highlights:
(All results compared to prior-year period unless otherwise noted). Given the recent completion of the acquisition of Parchment, Instructure is introducing new non-GAAP financial measures. See "Non-GAAP Financial Measures" for more information.

•
Revenue of $155.5 million, an increase of 20.7%, and Organic Constant Currency Revenue Growth* of 6.8%
•
Subscription and Support Revenue of $144.7 million, an increase of 22.1%, and Organic Constant Currency Subscription and Support Revenue Growth* of 7.6%
•
Net loss of $21.1 million, an increase of $9.3 million, and Net Loss Margin of (13.6%), primarily driven by higher interest expense from the acquisition of Parchment
•
Adjusted EBITDA* of $64.9 million, an increase of $16.6 million, and Adjusted EBITDA Margin* of 41.8%
•
Cash flow from operations of negative $92.6 million and Adjusted Unlevered Free Cash Flow* of negative $65.3 million

Updated Second Quarter and Full Year 2024 Guidance:

•
Second quarter 2024 guidance ranges for Revenue of $166.5 million to $167.5 million, Non-GAAP Operating Income* of $66.0 million to $67.0 million, Adjusted EBITDA* of $67.5 million to $68.5 million, and Non-GAAP Net Income* of $28.0 million to $29.0 million
•
Full year 2024 guidance ranges for Revenue of $656.5 million to $666.5 million, Non-GAAP Operating Income* of $265.0 million to $268.0 million, Adjusted EBITDA* of $271.0 million to $274.0 million, Non-GAAP Net Income* of $123.0 million to $127.0 million, and Adjusted Unlevered Free Cash Flow* of $262.0 million to $265.0 million

*See “Non-GAAP Financial Measures” for information regarding the Company’s use of non-GAAP financial measures as well as reconciliations to the most closely comparable GAAP measures in this press release for historical periods. Instructure is unable to provide guidance or a reconciliation for forward-looking non-GAAP measures because Instructure cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. This is due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including stock-based compensation and amortization of acquisition-related intangibles. Thus, Instructure is unable to present a quantitative reconciliation of non-GAAP guidance to GAAP guidance because such information is not available.

Key Financials:
(Dollars in millions)

	Three months ended March 31,
	2024	2023	Year-over-Year (% or bps)

Revenue	$155.5	$128.8	20.7%
Loss from Operations	$(6.1)	$(5.9)	2.8%
Non-GAAP Operating Income*	$63.5	$47.2	34.6%
GAAP Net Loss	$(21.1)	$(11.9)	78.2%
GAAP Net Loss Margin	(13.6)%	(9.2)%	-440 bps
Adjusted EBITDA*	$64.9	$48.3	34.6%
Adjusted EBITDA Margin*	41.8%	37.5%	430 bps
Cash Flow from Operations	$(92.6)	$(80.9)	(14.4)%
Adjusted Unlevered Free Cash Flow*	$(65.3)	$(63.4)	(3.0)%
Remaining Performance Obligations ("RPO")	$820.4	$703.7	16.6%

*See “Non-GAAP Financial Measures” for information regarding the Company’s use of non-GAAP financial measures as well as reconciliations to the most closely comparable GAAP measures in this press release.

Balance Sheet and Cash Flow

As of March 31, 2024, cash, cash equivalents, restricted cash, and funds held on behalf of customers were $89.3 million and total debt was $1,173.3 million; compared to cash, cash equivalents, and restricted cash of $344.2 million and total debt of $491.3 million as of December 31, 2023. The decrease in cash, cash equivalents, restricted cash, and funds held on behalf of customers and increase in debt since December 31, 2023, is primarily driven by cash spend and debt incurred in connection with the Parchment acquisition. As of March 31, 2024, Instructure’s total leverage ratio is 5.1x (which represents Total Debt to trailing twelve month Adjusted EBITDA) and net leverage ratio is 4.7x (which represents Net Debt to trailing twelve month Adjusted EBITDA). This calculation includes twelve months of historical Instructure Adjusted EBITDA and two months of Parchment contribution to Adjusted EBITDA. We are on track for a year-end net leverage ratio of 3.4x. As of March 31, 2024, available borrowings under Instructure’s revolving credit facility were $125.0 million. Net cash used in operating activities was $92.6 million for the three months ended March 31, 2024, compared to $80.9 million used in the prior year period. Adjusted Unlevered Free Cash Flow was negative $65.3 million for the three months ended March 31, 2024, compared to negative $63.4 million in the prior year period.

Second Quarter and Full Year 2024 Guidance

The following tables summarize second quarter and full year 2024 guidance.

Second Quarter 2024 Guidance
(dollars in millions)	Amount	Year-over-Year change
Revenue	$166.5 - $167.5	27.0% - 27.8%
Non-GAAP operating income*	$66.0 - $67.0	31.6% - 33.6%
Adjusted EBITDA*	$67.5 - $68.5	31.7% - 33.6%
Non-GAAP net income*	$28.0 - $29.0	0.1% - 3.7%

Full Year 2024 Guidance
(dollars in millions)	Amount	Year-over-Year change
Revenue	$656.5 - $666.5	23.8% - 25.7%
Non-GAAP operating income*	$265.0- $268.0	26.3% - 27.8%
Adjusted EBITDA*	$271.0 - $274.0	26.5% - 27.9%
Non-GAAP net income*	$123.0 - $127.0	(1.5)% - 1.7%
Adjusted Unlevered Free Cash Flow*	$262.0 - $265.0	16.2% - 17.5%

The Company’s guidance ranges reflect expectations that existing macroeconomic conditions and the current foreign currency environment continue through 2024. These forward-looking statements reflect the Company’s expectations as of today’s date. Actual results may differ materially.

*Non-GAAP Operating Income, Adjusted EBITDA, Non-GAAP Net Income and, Adjusted Unlevered Free Cash Flow are non-GAAP measures. See "Non-GAAP Financial Measures" in the press release for information regarding the Company's use of non-GAAP financial measures as well as reconciliations to the most closely comparable GAAP measures for historical periods. Instructure is unable to provide guidance or a reconciliation for forward-looking non-GAAP measures because Instructure cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. This is due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including stock-based compensation and amortization of acquisition-related intangibles. Thus, Instructure is unable to present a quantitative reconciliation of non-GAAP guidance to GAAP guidance because such information is not available.

Conference Call Information

The Company will hold a conference call to discuss the first quarter 2024 financial results today, May 8, 2024, at 3:00 PM Mountain Time (5:00 PM Eastern Time).

Participants may access the conference call by dialing 1-888-596-4144 (U.S. and Canada) or 1-646-968-2525 (International) and using conference code 6925245 approximately ten minutes before the start of the call. A live audio webcast of the conference call will also be available on Instructure’s investor relations website at https://ir.instructure.com under “Events & Presentations”.

A replay will be available after the conclusion of the call on Instructure’s investor relations website under “Events & Presentations” or by dialing 1-800-770-2030 (U.S. and Canada) or 1-609-800-9909 (International) and using conference code 6925245. The telephone replay will be available through Wednesday, May 15, 2024.

About Instructure

Instructure (NYSE: INST) is an education technology company dedicated to elevating student success, amplifying the power of teaching, and inspiring everyone to learn together. Today the Instructure Learning Platform supports tens of millions of educators and learners around the world. Learn more at www.instructure.com.

Non-GAAP Financial Measures

Instructure has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). In addition to Instructure’s results determined in accordance with GAAP, Instructure believes the following non-GAAP measures are useful in evaluating its operating performance and liquidity. Instructure believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.

Given the recent acquisition of Parchment, Instructure is introducing Organic Constant Currency Revenue Growth and Organic Constant Currency Subscription and Support Revenue Growth, which are non-GAAP financial measures that Instructure believes will assist investors comparing growth from period to period without the impact of past acquisitions or the impact of foreign currency exchange rates. Instructure is also introducing Subscription and Support non-GAAP Gross Profit and Subscription and Support non-GAAP Gross Margin to show the impacts of certain non-recurring items on subscription and support revenue. In addition, Instructure is updating the grouping of the presentation of the adjustments to Non-GAAP Operating Income, Adjusted EBITDA, Non-GAAP Net Income, Adjusted Unlevered Free Cash Flow, Non-GAAP Cost of Revenue, Non-GAAP Operating Expenses, and Non-GAAP Gross Profit to more closely conform to the Company’s strategies and initiatives. These measures are not being recasted.

A reconciliation of Instructure’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Non-GAAP Operating Income; Non-GAAP Operating Income Margin. We define non-GAAP operating income as loss from operations excluding the impact of stock-based compensation, transaction costs, globalization costs, restructuring costs, technology modernization costs, other non-recurring costs, and amortization of acquisition-related intangibles. We believe non-GAAP operating income is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance. Although we exclude the amortization of acquisition-related intangibles from the non-GAAP measure, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Non-GAAP operating income margin is defined as non-GAAP operating income divided by revenue.

Adjusted EBITDA; Adjusted EBITDA Margin. EBITDA is defined as earnings before debt-related costs, including interest and loss on debt extinguishment, benefit for taxes, depreciation, and amortization. We further adjust EBITDA to exclude certain items of a significant or unusual nature, including stock-based compensation, transaction costs, globalization costs, restructuring costs, technology modernization costs, other non-recurring costs, effects of foreign currency transaction (gains) and losses, and amortization of acquisition-related intangibles. Although we exclude the amortization of acquisition-related intangibles from this non-GAAP measure, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue.

Non-GAAP Net Income. We define non-GAAP net income as net loss excluding the impact of stock-based compensation, amortization of acquisition-related intangibles, transaction costs, globalization costs, restructuring costs, technology modernization costs, other non-recurring costs, effects of foreign currency transaction (gains) and losses that we do not believe are reflective of our ongoing operations, and loss on extinguishment of debt. The tax effects of the adjustments are calculated using the statutory tax rate, taking into consideration the nature of the item and the relevant taxing jurisdiction. We believe Non-GAAP net income is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance. Although we exclude the amortization of acquisition-related intangibles from the non-GAAP measure, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Basic non-GAAP net income per common share is computed by dividing non-GAAP net income by the weighted-average number of common shares outstanding for the period. Diluted non-GAAP net income per common share is computed by giving effect to all potentially dilutive common stock equivalents outstanding for the period.

Free Cash Flow, Unlevered Free Cash Flow and Adjusted Unlevered Free Cash Flow. We define free cash flow as net cash used in operating activities less purchases of property and equipment and intangible assets, net of proceeds from disposals of property and equipment. We define unlevered free cash flow as free cash flow adjusted for cash paid for interest on outstanding debt and cash settled stock-based compensation. We define adjusted unlevered free cash flow as unlevered free cash flow adjusted for transaction costs, globalization costs, restructuring costs, technology modernization costs, and other non-recurring costs paid in cash. We believe free cash flow, unlevered free cash flow and adjusted unlevered free cash flow facilitate period-to-period comparisons of liquidity. We consider free cash flow, unlevered free cash flow and adjusted unlevered free cash flow to be important measures because they measure the amount of cash we generate and reflect changes in working capital.

Non-GAAP Cost of Revenue and Non-GAAP Operating Expenses. We define non-GAAP cost of revenue and non-GAAP operating expenses as GAAP cost of revenue and GAAP operating expenses, respectively, excluding the impact of stock-based compensation, transaction costs, globalization costs, restructuring costs, technology modernization costs, other non-recurring costs, and amortization of acquisition-related intangibles that we do not believe are reflective of our ongoing operations. Although we exclude the amortization of acquisition-related intangibles from the non-GAAP measures, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Non-GAAP Gross Profit; Non-GAAP Gross Profit Margin. We define non-GAAP gross profit as gross profit excluding the impact of stock-based compensation, transaction costs, globalization costs, restructuring costs, technology modernization costs, and amortization of acquisition-related intangibles. Non-GAAP Gross Profit Margin is defined as Non-GAAP gross profit divided by revenue.

Subscription and Support Non-GAAP Gross Profit; Subscription and Support Non-GAAP Gross Profit Margin. We define subscription and support Non-GAAP gross profit as subscription and support gross profit excluding the impact of stock-based compensation, transaction costs, globalization costs, restructuring costs, technology modernization costs, and amortization of acquisition-related intangibles. Subscription and support non-GAAP gross profit margin is defined as subscription and support non-GAAP gross profit divided by subscription and support revenue.

Net Debt; Net Leverage Ratio. We define net debt as total outstanding term debt, less cash, cash equivalents, restricted cash, and funds held on behalf of customers. Management uses this supplemental non-GAAP measure to evaluate the Company’s leverage. Net leverage ratio is computed by dividing net debt by adjusted EBITDA.

Organic Constant Currency Revenue Growth. We define organic constant currency revenue growth as revenue growth excluding the impact of revenue from the acquisitions completed within each respective period and the impacts of foreign currency exchange rates by converting the current period's revenue in local currency to U.S. dollars using foreign currency exchange rates for the same period of the prior year.

Organic Constant Currency Subscription and Support Revenue Growth. We define organic constant currency subscription and support revenue growth as subscription and support revenue growth excluding the impact of subscription and support revenue from the acquisitions completed within each respective period and the impacts of foreign currency exchange rates by converting the current period's revenue in local currency to U.S. dollars using foreign currency exchange rates for the same period of the prior year.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s financial guidance for the second quarter of 2024 and for the full year ending December 31, 2024, the Company’s growth, customer demand and application adoption, the Company’s research and development efforts and future application releases, the Company’s business strategy, statements about artificial intelligence and the Company’s expectations regarding future revenue, expenses, cash flows and net income or loss.

These statements are not guarantees of future performance, but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with the continued economic uncertainty, including persistent inflation, labor shortages, high interest rates, foreign currency exchange volatility, concerns of economic slowdown or recession, reduced spending by customers and geopolitical instability; failure to continue our recent growth rates; the effects of increased usage of, or interruptions or performance problems associated with, our learning platform; the impact on our business and prospects from health pandemics and epidemics; our history of losses and expectation that we will not be profitable for the foreseeable future; or ability to acquire new customers and successfully retain existing customers; failure of the markets for our applications to develop at anticipated rates; failure to manage our growth effectively; and changes in the spending policies or budget priorities for government funding of Higher Education and K-12 institutions.

These and other important risk factors are described more fully in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof and Instructure undertakes no duty to update this information except as required by law.

INSTRUCTURE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
	March 31, 2024	December 31, 2023
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$83,015	$341,047
Funds held on behalf of customers	5,286	—
Accounts receivable—net	52,273	67,193
Prepaid expenses	68,592	12,082
Deferred commissions	12,764	13,705
Other current assets	4,207	4,797
Total current assets	226,137	438,824
Property and equipment, net	14,084	13,479
Right-of-use assets	10,021	9,002
Goodwill	1,858,136	1,265,316
Intangible assets, net	654,686	399,712
Noncurrent prepaid expenses	3,241	4,182
Deferred commissions, net of current portion	12,865	13,816
Deferred tax assets	6,842	6,739
Other assets	5,467	6,908
Total assets	$2,791,479	$2,157,978
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,773	$23,589
Customer fund deposits	5,286	—
Accrued liabilities	33,576	23,760
Lease liabilities	6,837	7,513
Long-term debt, current	6,615	4,013
Deferred revenue	223,175	291,784
Total current liabilities	288,262	350,659
Long-term debt, net of current portion	1,142,090	482,387
Deferred revenue, net of current portion	11,825	10,876
Lease liabilities, net of current portion	11,795	9,246
Deferred tax liabilities	53,246	14,420
Other long-term liabilities	5,686	4,898
Total liabilities	1,512,904	872,486
Stockholders’ equity:
Common stock	1,459	1,452
Additional paid-in capital	1,633,221	1,619,020
Accumulated deficit	(356,105)	(334,980)
Total stockholders’ equity	1,278,575	1,285,492
Total liabilities and stockholders’ equity	$2,791,479	$2,157,978

INSTRUCTURE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share data)
	Three months ended March 31,
	2024	2023
	(unaudited)	(unaudited)
Revenue:
Subscription and support	$144,657	$118,480
Professional services and other	10,798	10,363
Total revenue	155,455	128,843
Cost of revenue:
Subscription and support	46,312	38,810
Professional services and other	8,041	7,022
Total cost of revenue	54,353	45,832
Gross profit	101,102	83,011
Operating expenses:
Sales and marketing	59,256	50,850
Research and development	27,536	23,702
General and administrative	20,390	14,373
Total operating expenses	107,182	88,925
Loss from operations	(6,080)	(5,914)
Other income (expense):
Interest income	2,508	1,341
Interest expense	(22,596)	(9,485)
Other income (expense)	(1,835)	76
Loss on extinguishment of debt	(189)	—
Total other income (expense), net	(22,112)	(8,068)
Loss before income tax benefit	(28,192)	(13,982)
Income tax benefit	7,067	2,125
Net loss and comprehensive loss	$(21,125)	$(11,857)
Net loss per common share, basic and diluted	$(0.15)	$(0.08)
Weighted-average common shares used in computing basic and diluted net loss per common share	145,455	143,112

INSTRUCTURE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Three months ended March 31,
	2024	2023
	(unaudited)	(unaudited)
Operating Activities:
Net loss	$(21,125)	$(11,857)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	1,343	1,203
Amortization of intangible assets	43,326	35,749
Amortization of deferred financing costs	1,026	294
Stock-based compensation	12,445	9,635
Deferred income taxes	(7,851)	(3,059)
Right-of-use assets	(644)	991
Other	1,307	181
Changes in assets and liabilities:
Accounts receivable, net	24,349	7,629
Prepaid expenses and other assets	(52,461)	(39,557)
Deferred commissions	1,892	944
Accounts payable and accrued liabilities	(10,446)	(7,177)
Deferred revenue	(85,138)	(73,658)
Lease liabilities	1,443	(1,912)
Other liabilities	(2,019)	(324)
Net cash used in operating activities	(92,553)	(80,918)
Investing Activities:
Purchases of property and equipment	(1,881)	(1,327)
Proceeds from sale of property and equipment	8	6
Business acquisitions, net of cash acquired	(821,739)	—
Net cash used in investing activities	(823,612)	(1,321)
Financing Activities:
Proceeds from issuance of common stock from employee equity plans	3,228	3,295
Shares repurchased for tax withholdings on vesting of restricted stock units	(1,568)	(1,279)
Proceeds from issuance of term debt, net of discount	664,319	—
Repayments of long-term debt	(2,993)	(1,250)
Changes in customer fund deposits	(795)	—
Net cash provided by financing activities	662,191	766
Foreign currency impacts on cash, cash equivalents, restricted cash, and funds held on behalf of customers	(979)	301
Net decrease in cash, cash equivalents, restricted cash, and funds held on behalf of customers	(254,953)	(81,172)
Cash, cash equivalents, restricted cash, and funds held on behalf of customers, beginning of period	344,208	190,266
Cash, cash equivalents, restricted cash, and funds held on behalf of customers, end of period	$89,255	$109,094
Supplemental cash flow disclosure:
Cash paid for taxes	$1,015	$181
Interest paid	$15,446	$8,096
Non-cash investing and financing activities:
Capital expenditures incurred but not yet paid	$231	$186

The following provides a reconciliation of cash, cash equivalents, restricted cash, and funds held on behalf of customers to the amounts reported on the consolidated balance sheets. Restricted cash has been disclosed in Other assets as it is associated with letters of credit obtained to secure office space from our various lease agreements and other contractual cash collateral arrangements.

INSTRUCTURE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	As of March 31,
	2024	2023
Cash and cash equivalents	$83,015	$104,758
Restricted cash	954	4,336
Funds held on behalf of customers	5,286	—
Total cash, cash equivalents, restricted cash, and funds held on behalf of customers	$89,255	$109,094

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME
(in thousands)
(unaudited)
	Three months ended March 31,
	2024	2023
Loss from operations	$(6,080)	$(5,914)
Stock-based compensation	12,445	10,010
Transaction costs(1)	5,615	3,836
Globalization costs(2)	890	9
Restructuring costs(3)	4,930	3,227
Technology modernization costs(4)	2,266	215
Other non-recurring costs(5)	102	56
Amortization of acquisition-related intangibles	43,326	35,748
Non-GAAP operating income	$63,494	$47,187

GAAP operating margin	(3.9)%	(4.6)%
Non-GAAP operating margin	40.8%	36.6%

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP ADJUSTED EBITDA
(in thousands)
(unaudited)
	Three months ended March 31,
	2024	2023
Net loss	$(21,125)	$(11,857)
Interest on outstanding debt and loss on debt extinguishment	22,785	9,485
Income tax benefit	(7,067)	(2,125)
Depreciation	1,343	1,203
Amortization	—	2
Stock-based compensation	12,445	10,010
Transaction costs(1)	5,615	3,836
Globalization costs(2)	890	9
Restructuring costs(3)	4,930	3,328
Technology modernization costs(4)	2,266	215
Other non-recurring costs(5)	102	56
Effects of foreign currency transaction (gains) and losses	1,832	(351)
Amortization of acquisition-related intangibles	43,326	35,748
Interest income	(2,398)	(1,301)
Adjusted EBITDA	$64,944	$48,258

Net loss margin	(13.6)%	(9.2)%
Adjusted EBITDA margin	41.8%	37.5%

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP NET INCOME
(in thousands, except per share data)
(unaudited)
	Three months ended March 31,
	2024	2023
Net loss	$(21,125)	$(11,857)
Stock-based compensation	12,445	10,010
Amortization of acquisition-related intangibles	43,326	35,748
Loss on extinguishment of debt	189	—
Transaction costs(1)	5,615	3,836
Globalization costs(2)	890	9
Restructuring costs(3)	4,930	3,328
Technology modernization costs(4)	2,266	215
Other non-recurring costs(5)	102	56
Effects of foreign currency transaction (gains) and losses	1,832	(351)
Tax effects of adjustments(6)	(17,794)	(13,118)
Non-GAAP net income	$32,676	$27,876
Non-GAAP net income per common share, basic	$0.22	$0.19
Non-GAAP net income per common share, diluted	$0.22	$0.19
Weighted average common shares used in computing basic Non-GAAP net income per common share	145,455	143,112
Weighted average common shares used in computing diluted Non-GAAP net income per common share	146,173	144,765

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP GROSS PROFIT
(in thousands)
(unaudited)
	Three months ended March 31,
	2024	2023
Gross profit	$101,102	$83,011
Stock-based compensation	1,209	793
Transaction costs(1)	172	180
Globalization costs(2)	240	—
Restructuring costs(3)	918	224
Technology modernization costs(4)	1,254	115
Amortization of acquisition-related intangibles	17,838	16,073
Non-GAAP gross profit	$122,733	$100,396

GAAP gross margin	65.0%	64.4%
Non-GAAP gross margin	79.0%	77.9%

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP SUBSCRIPTION AND SUPPORT GROSS PROFIT
(in thousands)
(unaudited)
	Three months ended March 31,
	2024	2023
Subscription and support gross profit	$98,345	$79,670
Stock-based compensation	565	379
Transaction costs(1)	128	160
Restructuring costs(3)	534	19
Technology modernization costs(4)	1,178	115
Amortization of acquisition-related intangibles	17,838	16,073
Non-GAAP subscription and support gross profit	$118,588	$96,416

GAAP subscription and support gross margin	68.0%	67.2%
Non-GAAP subscription and support gross margin	82.0%	81.4%

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF FREE CASH FLOW, UNLEVERED FREE CASH FLOW & ADJUSTED UNLEVERED FREE CASH FLOW
(in thousands)
(unaudited)
	Three months ended March 31,
	2024	2023

Net cash used in operating activities	$(92,553)	$(80,918)
Purchases of property and equipment	(1,881)	(1,327)
Proceeds from disposals of property and equipment	8	6
Free cash flow	$(94,426)	$(82,239)
Cash paid for interest on outstanding debt	15,446	8,096
Cash settled stock-based compensation	—	374
Unlevered free cash flow	$(78,980)	$(73,769)
Transaction costs(7)	7,215	6,759
Globalization costs(7)	1,526	9
Restructuring costs(7)	2,852	3,309
Technology modernization costs(7)	1,985	185
Other non-recurring costs(7)	85	63
Adjusted unlevered free cash flow	$(65,317)	$(63,444)

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NET DEBT
(in thousands)
(unaudited)
	March 31, 2024	December 31, 2023	December 31, 2024 E
Long-term principal, current	$11,972	$5,000	$11,972
Long-term principal, net of current portion	1,161,285	486,250	1,152,306
Cash, cash equivalents, restricted cash, and funds held on behalf of customers	(89,255)	(344,208)	(245,814)
Net debt	$1,084,002	$147,042	$918,464

Gross leverage ratio	5.1	2.3	4.3
Net leverage ratio	4.7	0.7	3.4

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF TRAILING TWELVE MONTHS NON-GAAP ADJUSTED EBITDA
(in thousands)
(unaudited)
	Three months ended March 31,	Three months ended December 31	Three months ended September 30,	Three months ended June 30,
	2024	2023	2023	2023
Net loss	$(21,125)	$(5,767)	$(5,481)	$(10,973)
Interest on outstanding debt and loss on debt extinguishment	22,785	11,382	10,868	10,287
Income tax (benefit) expense	(7,067)	459	(1,920)	(672)
Depreciation	1,343	1,305	1,186	1,092
Stock-based compensation	12,445	10,575	11,755	11,856
Transaction costs(1)	5,615	5,857	3,502	2,317
Globalization costs(2)	890	54	381	83
Restructuring costs(3)	4,930	2,085	541	1,520
Technology modernization costs(4)	2,266	817	543	695
Other non-recurring costs(5)	102	34	31	24
Effects of foreign currency transaction (gains) and losses	1,832	(3,343)	2,420	(397)
Amortization of acquisition-related intangibles	43,326	35,731	35,744	35,744
Interest income	(2,398)	(2,716)	(1,346)	(316)
Adjusted EBITDA	$64,944	$56,473	$58,224	$51,260

INSTRUCTURE HOLDINGS, INC.
ORGANIC CONSTANT CURRENCY SUBSCRIPTION AND SUPPORT REVENUE GROWTH
(unaudited)
	Three months ended March 31,
	2024	2023
Reported subscription and support revenue growth	22.1%	14.5%
Inorganic subscription and support revenue growth(8)	(14.6)%	(3.5)%
Organic subscription and support revenue growth	7.5%	11.0%
Impact from foreign currency exchange(9)	0.1%	0.7%
Organic constant currency subscription and support revenue growth	7.6%	11.7%

INSTRUCTURE HOLDINGS, INC.
ORGANIC CONSTANT CURRENCY REVENUE GROWTH
(unaudited)
	Three months ended March 31,
	2024	2023
Reported revenue growth	20.7%	13.6%
Inorganic revenue growth(8)	(14.0)%	(3.6)%
Organic revenue growth	6.7%	10.0%
Impact from foreign currency exchange(9)	0.1%	0.7%
Organic constant currency revenue growth	6.8%	10.7%

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP COST OF REVENUE
Three Months Ended March 31, 2024
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Transaction Costs	Globalization costs	Restructuring costs	Technology Modernization costs	Amortization of acquired intangibles	Non-GAAP
Cost of Revenue:
Subscription and support	$46,312	$(565)	$(128)	$—	$(534)	$(1,178)	$(17,838)	$26,069
Professional services and other	8,041	(644)	(44)	(240)	(384)	(76)	—	6,653
Total cost of revenue	$54,353	$(1,209)	$(172)	$(240)	$(918)	$(1,254)	$(17,838)	$32,722

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP COST OF REVENUE
Three Months Ended March 31, 2023
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Transaction Costs	Globalization costs	Restructuring costs	Technology Modernization costs	Amortization of acquired intangibles	Non-GAAP
Cost of Revenue:
Subscription and support	$38,810	$(379)	$(160)	$—	$(19)	$(115)	$(16,073)	$22,064
Professional services and other	7,022	(414)	(20)	—	(205)	—	—	6,383
Total cost of revenue	$45,832	$(793)	$(180)	$—	$(224)	$(115)	$(16,073)	$28,447

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Three Months Ended March 31, 2024
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Transaction costs	Globalization costs	Restructuring costs	Technology Modernization costs	Other non-recurring costs	Amortization of acquired intangibles	Non-GAAP	GAAP % of revenue	Non-GAAP % of Revenue
Operating expenses:
Sales and marketing	$59,256	$(3,114)	$(741)	$(190)	$(1,333)	$—	$—	$(25,483)	$28,395	38.1%	18.3%
Research and development	27,536	(3,840)	(1,149)	(143)	(1,079)	(675)	—	(4)	20,646	17.7%	13.3%
General and administrative	20,390	(4,282)	(3,553)	(317)	(1,600)	(337)	(102)	—	10,199	13.1%	6.6%
Total operating expenses	$107,182	$(11,236)	$(5,443)	$(650)	$(4,012)	$(1,012)	$(102)	$(25,487)	$59,240	68.9%	38.2%

INSTRUCTURE HOLDINGS, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Three Months Ended March 31, 2023
(in thousands)
(unaudited)
	GAAP	Stock-based compensation expense	Transaction costs	Globalization costs	Restructuring costs	Technology Modernization costs	Other non-recurring costs	Amortization of acquired intangibles	Non-GAAP	GAAP % of revenue	Non-GAAP % of Revenue
Operating expenses:
Sales and marketing	$50,850	$(2,528)	$(628)	$—	$(1,131)	$—	$—	$(19,670)	$26,893	39.5%	20.9%
Research and development	23,702	(3,174)	(2,241)	(9)	(1,289)	(31)	2	(5)	16,955	18.4%	13.2%
General and administrative	14,373	(3,515)	(787)	—	(583)	(69)	(58)	—	9,361	11.2%	7.3%
Total operating expenses	$88,925	$(9,217)	$(3,656)	$(9)	$(3,003)	$(100)	$(56)	$(19,675)	$53,209	69.1%	41.4%

FOOTNOTES

(1)
Represents expenses incurred with third parties as part of the Company’s merger and acquisition activity, including due diligence, closing and post-closing integration activities.
(2)
Represents one-time expenses incurred in the Company's recent efforts to develop and mobilize a global workforce to better support its broadening customer base and expanding international operations.
(3)
Consists of restructuring-related costs, including executive recruiting, severance charges, and other workforce realignment costs. In addition to lease termination costs and disposal of fixed asset charges related to its real estate consolidation efforts. The Company continues to execute a remote-first strategy, closing offices, inclusive of those acquired in merger and acquisition efforts, and reducing office space globally. Beginning in 2023, the Company began restructuring its executive team.
(4)
Includes costs that are one-time in nature related to technology modernization to allow the Company's customers and users to have a more cohesive experience on its learning platform as a result of the various technologies acquired from historical acquisitions.
(5)
Represents expenses incurred for services provided by Thoma Bravo and their affiliates.
(6)
The table above includes the tax effects of the adjustments calculated by using the statutory tax rate, taking into consideration the nature of the item and the relevant taxing jurisdiction.
(7)
Represents the cash impacts of transaction costs, globalization costs, restructuring costs, technology modernization costs, and other non-recurring costs, as previously defined above.
(8)
Represents revenue growth from newly acquired businesses in the relevant period.
(9)
Represents the impact to revenue from foreign currency exchange rates.

For More Information:

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Corporate Communications
Instructure
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Instructure
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